Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Amprius Technologies, Inc.

Fremont, California

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement/Proxy Statement on Form S-4 of our report dated March 30, 2023, relating to the consolidated financial statements of Amprius Technologies, Inc. which is contained in that proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ BDO USA, LLP

Houston, Texas

June 6, 2023